Exhibit 99.2
Employment Agreement
This employment agreement (“Agreement”), executed as of April 23, 2009, by and between Kreido Biofuels, Inc., a Nevada corporation located at 1070 Flynn Avenue, Camarillo, California 93012 and Kreido’s wholly-owned subsidiary, Kreido Laboratories (collectively “Kreido” or the “Company”) and John M. Philpott, an individual (“Executive”).
Recitals
Whereas, Executive currently is employed as Company’s Chief Financial Officer under an Employment Agreement dated April 30, 2008 (the “2008 Agreement”);
Whereas, Executive, because of the sale of substantially all of the assets of the Company, is entitled to terminate his employment for Good Reason (as defined in the 2008 Agreement); and
Whereas, Kreido wishes to continue to employ Executive as its Chief Executive Officer and Chief Financial Officer on an ongoing basis and Executive, subject to the terms of this Agreement, is willing to be so employed.
Now, therefore, in consideration of good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:
Terms and Conditions
1.
Waiver. Executive hereby waives his right to terminate his employment for Good Cause under the 2008 Agreement. This Agreement, from and after its Effective Date shall replace and supersede the 2008 Agreement. As used herein, the “Effective Date” shall mean April 15, 2009.

2.
Executive’s Duties; Titles. From the date hereof to the Effective Date, Executive shall continue to be employed as the Chief Financial Officer of Kreido and Kreido Laboratories. Beginning on the Effective Date, Executive shall be employed as Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) of Kreido and Kreido Laboratories. Executive shall not be required to dedicate his full time or attention to Kreido. Rather, Executive shall dedicate such amount of his time and attention as shall be reasonably necessary for him to do and perform all services, acts and things necessary and advisable to manage and conduct the business of the Company including, without limitation, the marshalling and sale of its remaining assets, the settlement of its liabilities and obligations, the preparation and filing of all reports and statements to be filed by the Company under any applicable federal or state law, including the federal securities laws, and the identification and evaluation of new operating business opportunities. At all times during his employment, Executive shall report to and be subject to the direction and policies that are established from time to time by the Kreido’s Board of Directors (the “Board”).

3.
Term and Termination. Except as specifically provided herein, the Term of this Agreement shall commence as of the date of execution of this Agreement. The Term shall continue through and including May 31, 2010 unless it is terminated earlier as provided herein below or extended by agreement of the parties. The expiration of this Agreement at the end of its Term shall not constitute a termination of the employment of Executive.

4.
Location. Executive shall work from his own office in Camarillo, California. Executive shall not be required routinely to provide services outside of a reasonable commuting distance from Camarillo, California except when traveling on Kreido business and at the expense of Kreido.

5.	Compensation.
5.1	Annual Compensation.
5.1.1
Base Salary. From the date hereof to the Effective Date, Executive shall receive a base salary equal to $16,250 per month. Commencing on the Effective Date, Executive shall receive a base salary of $5,000 per month based upon his dedication of approximately one full day per week to the business affairs of Kreido, payable monthly through Kreido’s regular payroll system.

5.1.2
Bonus. Executive shall be entitled to participate in a performance-based executive bonus plan (“Bonus Plan”), which shall be promulgated by the Compensation Committee of the Board. The Bonus Plan will set forth three levels of target performance goals “TPGs” for fiscal years 2009 and 2010 combined which, if achieved, will entitle the Executive to a bonus of between $1,000 and $50,000 depending upon the level of TPG achieved. The TPGs will consist of a combination of goals for the Executive’s individual performance and the Company’s overall performance in a ratio of 75% Company performance and 25% individual Executive performance. Bonuses paid under the Bonus Plan, if any, will be paid on or before June 30, 2010. The foregoing notwithstanding, so long as Executive’s employment under this Agreement is not terminated voluntarily by Executive without Good Reason (as defined below), Executive’s bonus shall be no less than $1,000. In the event Executive’s employment is terminated by the Company Without Cause or by Executive with Good Reason prior to the end of the applicable fiscal year, Executive shall be entitled to receive a pro rata portion of the bonus that would have been earned based on the TPG’s achieved prior to termination.

5.2
Inducement Payment. As an inducement to Executive continuing in the employment of the Company and waiving and releasing his rights under the 2008 Agreement, Kreido agrees to pay to Executive the gross sum of $252,875.00 less all applicable withholding and payable taxes and benefits, contributions or payments that are billed in arrears (the “Inducement Payment”). The Inducement Payment shall be paid in two or more installments, the first installment being in the gross amount equal to one-half of the Inducement Payment shall be paid no later than April 30, 2009. The balance of the Inducement Payment shall be paid when and as funds are available to the Company from the sale of remaining equipment but in all events the unpaid balance shall be due and payable on March 5, 2010. Executive acknowledges that the Company’s agreement to make the Inducement Payment is in consideration of the general release and other covenants set forth herein below, and such Inducement Payment is in full satisfaction of all amounts of Severance Pay, Earned Bonus and reimbursements, if applicable under Section 7.2 of the 2008 Agreement that would have been due and payable to Executive had Executive terminated his employment for Good Cause.

5.3	Restricted Stock. Kreido hereby waives and releases its rights to repurchase the 75,000 shares of Company common stock issued to Executive as Restricted Stock under the 2008 Agreement.
5.4
Expense Reimbursement. Kreido shall reimburse Executive for all ordinary and necessary expenses reasonably incurred by Executive on Kreido’s behalf (“Business Expenses”). Business Expenses (including travel costs) in excess of $500 individually or $2,500 in the aggregate shall be approved in advance in writing by a Board member, except in case of emergency.

6.	Proprietary Covenants of Executive.
6.1
No Conflicts of Interest. Executive acknowledges that he is bound to use good judgment, to adhere to the highest ethical standards, and to avoid situations that create an actual, potential, or apparent conflict of interest. Executive warrants and represents to Kreido that he is currently unaware of any actual, potential, or apparent conflicts of interest. He also agrees to immediately disclose to the Chairperson of Kreido any and all actual, potential, or apparent conflicts of interest, should they later arise. In addition, Executive covenants that for so long as he is employed by the Company, he shall inform the Company of each and every business opportunity presented to the Executive that could be reasonably feasible for the Company to undertake.

6.2	Covenant Not to Use or Disclose Confidential Information.
6.2.1
Definition of Confidential Information. For purposes of this Agreement, the term Confidential Information means all and any confidential information and/or trade secrets of Kreido, including without limitation, scientific discoveries, recipes, formulations, information encompassed in all advertising and marketing plans, customer lists, costs, pricing information, information concerning software and all concepts or ideas, in or reasonably related to the business of Kreido. Confidential Information shall not include any Kreido information that has been voluntarily disclosed to the public by Kreido, independently developed and disclosed by others, information about Kreido that Executive did not obtain by virtue of his employment or fiduciary relationship with the Company, or information which otherwise enters the public domain through lawful means.

6.2.2
Non-disclosure of Confidential Information. Executive expressly acknowledges that in the performance of his duties and responsibilities with the Company prior to the execution of this Agreement, he has been exposed to Confidential Information and that he will continue to be exposed to the Confidential Information after the execution of this Agreement. During his employment and for three years thereafter, Executive shall regard and preserve as confidential all Confidential Information pertaining to Kreido and its affiliates that have been or may be obtained by Executive in any way by reason of Executive’s employment by Kreido. Executive shall not, without the prior and specific written consent of Kreido, or unless ordered to do so by court order or subpoena (i) use, publicize, release or disclose to others, either during or after the period of employment, Confidential Information or (ii) take, retain or copy any Kreido executive compensation plans, Executive benefit plans, business plans, customer lists, costs, pricing information, documents, reports, information encompassed in advertising and marketing plans, or other concepts or ideas, in or reasonably related to the business of Kreido. Executive agrees to notify Kreido’s Board within two (2) business days of receipt of any court order or subpoena which calls for information deemed Confidential under this Agreement and to give Kreido reasonable opportunity to contest the subpoena. The foregoing notwithstanding, nothing contained in this Section 6.2.2 shall be construed to prevent Executive from using or disclosing Confidential Information when it is necessary for him to do so in the course of conducting his regular employment duties.

7.
Termination Due to Death or Disability. If Executive dies during the employment, Executive’s employment shall automatically cease and terminate as of the date of Executive’s death. In the event of Executive’s disability for a period of 120 consecutive days, Company shall thereafter have the right, upon written notice to Executive, to terminate this Agreement, in which case the date of termination shall be the date of such written notice to Executive. As used herein, “disability” shall have the meaning provided in the Company’s disability insurance policy.

In the event of the termination of Executive’s employment due to his death or Disability, Executive’s estate and/or Executive shall be entitled to receive: (i) a lump sum cash payment, payable within ten (10) business days after the date of death equal to the sum of the annual salary to the extent not previously paid and bonus as of the date of death; (ii) any unpaid Inducement Payment, and (iii) any reimbursements, if any, as to which Executive may be entitled hereunder. In the event of the termination of Executive’s employment due to Disability, Executive shall not be entitled to any severance pay.
8.	Termination by Kreido.
8.1	Termination for Cause.
8.1.1
Definition of Cause. The term “Cause” for purposes of this Agreement means the following, which will constitute a material breach of this Agreement (“Material Breach”): Executive’s conviction of or plea of nolo contendere to any felony or any offense involving moral turpitude.

8.1.2
Entitlements Upon a Termination for Cause. In the event of the termination of the Executive’s employment hereunder due to a termination by the Company for Cause, on the date of termination Executive shall be entitled to receive: a lump sum cash payment, payable immediately upon the termination of Executive’s employment, equal to the sum of any accrued but unpaid base salary and bonus as of the date of such termination plus any unpaid Inducement Payment, and any properly incurred but unpaid expense reimbursements.

8.2
Termination Without Cause. Kreido may terminate Executive’s employment hereunder without Cause at any time by providing Executive written notice of such termination. If Executive’s employment is terminated without Cause, the termination shall take effect on the effective date of written notice of such termination to Executive (pursuant to Section 13.10).

8.2.1
Entitlements Upon a Termination Without Cause. In the event of the termination of Executive’s employment hereunder due to a termination by Kreido without Cause (other than due to Executive’s death), Executive shall be entitled to: a lump sum cash payment, payable immediately upon the termination of Executive’s employment, equal to the sum of the annual base salary to the extent not previously paid and bonus as of the date of such termination plus any unpaid Inducement Payment and any properly incurred but unpaid expense reimbursements.

9.	Termination by Executive.
9.1
Termination Without Good Reason. Executive shall have the right to terminate Executive’s employment hereunder at any time without Good Reason (as defined below) upon written notice of such termination to Kreido. A voluntary termination by Executive in accordance with this Section 9.1 shall not be deemed a breach of this Agreement.

9.2	Termination With Good Reason. The following events constitute grounds for Executive to terminate his employment for good reason (“Good Reason”):
(i)	removal of Executive from either position specified in Section 1 without Cause of Executive’s consent;

(ii)	material diminution in Executive’s annual salary after the Effective Date;

(iii)	assignment to Executive of duties that are materially inconsistent with his position or that materially impair his ability to perform his duties;

(iv)
the foregoing notwithstanding, ii, and iii above will not constitute Good Reason unless Executive first notifies Kreido in writing describing the event(s) that constitutes Good Reason (Executive’s Notice of Good Reason ) and unless Kreido thereafter fails to cure such event(s) within fifteen business days after Executive delivers Executive’s Notice of Good Reason to Kreido (“Kreido’s Cure Period”). It will be incumbent upon Executive to deliver Executive’s Notice of Good Reason to Kreido within fifteen business days after making a good faith determination that an event constituting Good Reason has occurred.

9.2.2
Entitlements Upon a Termination for Good Reason. Upon Executive’s termination of his employment hereunder for Good Reason, Executive shall have the same entitlements as provided under Section 8.2.1 for a termination by Kreido Without Cause.

10.	Releases.
10.1
Executive and Company hereby acknowledges that there exist no disagreements, disputes, misunderstandings or misinterpretations by and among them respecting Executive’s employment as an officer and employee of the Company.

10.2
Release of Company. Executive, for himself and for each of his affiliates, successors and assigns, knowingly and voluntarily waives, and fully and forever releases and discharges Company and each of its past, present and future officers, directors, agents, employees, attorneys, independent contractors, and affiliates, and their respective successors and assigns (collectively, the “Kreido Releasees”) from any and all liabilities, charges, claims, promises, demands, losses, rights, and actions, of any kind or nature, in law or in equity, actual or contingent, known or unknown, related to or arising out of his employment with Company which have arisen, occurred or existed at any time prior to the date hereof. Executive understands and agrees that this release and waiver applies to any and all forms of monetary or other relief which he might seek in connection with his employment.

10.2.1	Executive represents and warrants that he has not assigned or transferred, or attempted to assign or transfer, to any person or entity, any of the claims he is releasing in this Agreement.

10.3
Release of Executive. The Company, on behalf of itself and its affiliates, and on behalf of all past, present and future officers, directors and employees of Company, releases and fully and forever discharges Executive and his successors and assigns from any and all liabilities, claims, and actions of any kind or nature, actual or contingent, known or unknown, relating to or arising out of any action taken by Executive or omitted to be taken by Executive during his employment with Company, including, without limitation, breach of contract, or any federal, state or local laws relating in any way to Executive’s employment with Company prior to the date hereof. Company understands and agrees that this release and waiver applies to any and all forms of monetary and other relief which they might seek in connection with Executive’s employment by Company.

10.4
California Code Waiver. Executive and Company hereby specifically waives the provisions of Section 1542 of the California Civil Code (“Section 1542”) and any similar law of any other state, territory or jurisdiction. Section 1542 provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Furthermore, Executive and Company acknowledge that he or it is aware that he or it may hereafter discover material facts in addition to or different from those that he or it now knows or believes to be true with respect to the subject matter of this Agreement, but that it is his or its intention to settle and release any and all claims, disputes, and differences referred to herein, known or unknown, suspected or unsuspected, fully, finally and forever relating to the subject matter of this Agreement. ACCORDINGLY, THE UNDERSIGNED EXPRESSLY WAIVES ANY AND ALL RIGHTS HE OR IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 1542, OR ANY SIMILAR SUCH LAW IN ANY OTHER JURISDICTION.
10.5
Severability of Release Provisions. Each party agrees that if any provision of the releases given by this Agreement is found to be unenforceable, it will not affect the enforceability of the remaining provisions to the extent permitted by law.

11.	Right to Assign. This Agreement shall be assignable only by Kreido.

12.	Miscellaneous Terms.
12.1
Post-Termination Defense of Claims. In the event that Executive and/or Kreido are named as defendants in any legal proceeding arising from the operation of Kreido’s business, Kreido shall defend, indemnify and hold Executive harmless to the full extent required by law. Kreido shall provide Executive with defense counsel of Kreido’s choosing, but who is also reasonably acceptable to Executive. In the event Executive’s interests in the proceeding are adverse to Kreido’s interests, Kreido shall provide Executive with the reasonable costs and fees of an attorney of Executive’s choosing.

12.2	Alternative Dispute Resolution; Mediation Before Arbitration.
12.2.1
Arbitrable Disputes. To the fullest extent allowed by law, any controversy, claim, or dispute between Executive and Kreido (and/or any of its directors, shareholders, officers, Executives, representatives or agents) relating to or arising out of his employment or the termination of that employment (“Arbitrable Dispute”) will be submitted to final and binding arbitration in Ventura County, California. Executive agrees to execute the Mutual Agreement to Arbitrate attached hereto as Exhibit “A” and incorporated herein by reference.

12.2.2
Mediation Before Arbitration. The foregoing provisions regarding Arbitration notwithstanding, before any Arbitrable Dispute is submitted to arbitration, the Parties agree to mediate such dispute in good faith with a professional mediator in Ventura County who is also a licensed attorney experienced in the area of employment law. If the parties cannot agree on the choice of a mediator, each party shall select a mediator, the two of whom will then select a third mediator who alone will conduct the mediation. In the event one party makes a demand on the other for mediation to which such party fails to respond for a period of thirty days, the party demanding mediation may then submit the dispute directly to Arbitration pursuant to the Mutual Agreement to Arbitrate.

12.3
Limitation of Claims. To the fullest extent allowed by law, every controversy, claim, or dispute between Executive and Kreido (and/or its directors, shareholders, officers, Executives, representatives and agents) relating to or arising out of his employment or the termination of that employment (“Claim”) shall be asserted in writing, with a specific demand first to mediate and then, if still necessary, to arbitrate the Claim, by the party asserting such Claim (“Claimant”) and delivered to the non-asserting party no later than twelve months after the Claimant knows or should have known of the existence of the Claim or the Claim will be forever barred. The foregoing notwithstanding, any such Claim that has a statutory limitations period shorter than twelve months will be subject to the shorter statutory limitations period.

12.4	Executive’s Fiduciary Duty to Company. No term contained herein is intended to, nor shall be construed to, limit or reduce Executive’s fiduciary duties to the Company.
13.	General Terms and Conditions.
13.1
Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach; provided, however, that either party to this Agreement may waive any obligation owed to such party, if such waiver is in writing signed by an authorized signer.

13.2
Integration; Modification. This Agreement constitutes the entire understanding and agreement between Kreido and Executive regarding its subject-matter and supersedes all prior negotiations and agreements between them with respect to its subject-matter whether oral or written. This Agreement may not be modified except by a writing signed by Executive and the Chairperson of Kreido.

13.3
Enforceability; Severability. If any provision of this Agreement shall be deemed invalid or unenforceable in whole or in part, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

13.4	Binding Effect. All the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13.5	Descriptive Headings. The paragraph and section headings in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.
13.6
Counterparts and Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one agreement. Facsimile signatures on this Agreement shall be treated as original signatures.

13.7
Third-Party Beneficiaries. No person shall be a third-party beneficiary of this Agreement and no person other than the parties hereto and their permitted successors and assigns shall receive any of the benefits of this Agreement.

13.8	Applicable Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles.
13.9
Arms Length Agreement. This Agreement has been negotiated at arms length between persons knowledgeable in the matters dealt with herein. Accordingly, any rule of law or any statute, legal decision, or common law principle of similar effect that would require interpretation of any ambiguity in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

13.10
Notices. All notices, statements and other documents that any party is required or desires to give to the other party hereunder shall be given in writing and shall be served in person, by express mail, by certified mail, by overnight delivery or by facsimile at the respective addresses of the parties as set forth below, or at such other addresses as may be designated in writing by such party in accordance with the terms of this Section 11.10.

If to Kreido:	Kreido Biofuels, Inc. 1070 Flynn Avenue Camarillo, California 93012 Attention: Chair of the Board Fax: (805) 384-0989

If to Executive:	John Philpott INFORMATION ON FILE
Delivery shall be deemed conclusively made (i) at the time of service, if personally served, (ii) when deposited in the United States mail, properly addressed and postage prepaid, if delivered by express mail or certified mail, (iii) upon deposit with the private overnight deliverer, if served by overnight delivery, and (iv) at the time of electronic facsimile transmission (as confirmed in writing), provided a copy is mailed within twenty-four (24) hours after such transmission.

IN WITNESS WHEREOF, Kreido and Executive have executed this Agreement this  _____  day of March, 2009.
This Agreement is subject to an arbitration agreement, which is attached hereto and incorporated herein by reference.

KREIDO BIOFUELS, INC., a Nevada corporation and KREIDO LABORATORIES, a California corporation		EXECUTIVE:

By:	/s/ Betsy Wood Knapp Betsy Wood Knapp, Chair of the Board	/s/ John M. Philpott John M. Philpott

EXHIBIT A
MUTUAL AGREEMENT
TO
ARBITRATE CLAIMS
This Agreement is between Kreido Biofuels, Inc. (“Company”) and John Philpott (referred to as “I” or “me”). While I am employed by the Company or thereafter, disputes may arise between the Company and me related to my employment. By entering into this Agreement, both the Company and I anticipate that we will benefit by resolving these disputes through binding arbitration.
Arbitration is a fair and impartial procedure that in most cases is faster and less expensive than civil litigation. References to “the Company” in this Agreement include Kreido Biofuels, Inc., its parents, subsidiaries, shareholders, partners, directors, and all affiliates of Kreido Biofuels, Inc., together with all benefit plans of Kreido Biofuels, Inc. and the sponsors, fiduciaries and administrators of such benefit plans.
Claims Covered by This Agreement: Except as described in the next paragraph, this Agreement applies to all disputes between the Company and me, all claims the Company may have against me, and all claims I may have against the Company or its agents, arising out of my employment with the Company or the termination of my employment (referred to as Claims). This Agreement will apply to Claims asserted during my employment with the Company or after it has ended. Claims covered by this Agreement include but are not limited to: claims for breach of express or implied contract or covenant; claims for the commission of any intentional or negligent tort; claims for violation of any federal, state or local law, ordinance, regulation or rule; claims for wages, benefits or other compensation due; claims for wrongful termination, demotion or disciplinary action; and claims of discrimination or harassment under the Fair Employment and Housing Act and Title VII of the Civil Rights Act, as amended.
Claims Not Covered by This Agreement: This Agreement does not apply to the following claims: Claims for worker’s compensation or unemployment compensation benefits; Claims or charges before any administrative agency having jurisdiction of the Claim, if private dispute resolution procedures cannot be compelled as to such Claim; or Claims for benefits under a benefit plan which has a claim procedure inconsistent with this Agreement.
Exclusive Remedy: All Claims must be resolved according to the procedures in this Agreement, and not otherwise except for the provision for Mediation before Arbitration as provided in the Employment Agreement between me and the Company of even date herewith (the “Employment Agreement”). Neither the Company nor I will file or prosecute any lawsuit or administrative action in any way related to any Claim, except as expressly permitted by this Agreement and the Employment Agreement. Either the Company or I may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement. The parties understand and agree that they are waiving any right to a jury trial by entering into this Agreement.

Arbitration: All Claims must be resolved through final and binding arbitration. The arbitrator must be a neutral arbitrator chosen by the parties. Arbitration will take place at a location determined by the arbitrator in Los Angeles County, California. The arbitration will be administered in compliance with (a) the Federal Arbitration Act, U.S. Code, Tit. 9, § 1 et seq., California Arbitration Act, or such other state or federal law as may be adopted, (b) the procedures set forth below and, (c) to the extent not inconsistent with such procedures, the then existing AAA California Employment Dispute Resolution Rules. Any dispute about the interpretation, applicability, enforceability or validity of this Agreement, or whether any issue is subject to arbitration under this Agreement, will be determined by the arbitrator.
Arbitration Procedures; Discovery:
5.1 A deposition is a chance for each party to ask questions of a witness, and the witness must answer the questions under oath, with a court reporter present. Each party may take the deposition of whatever persons they elect to depose. Additional depositions may be ordered by the arbitrator. At or before the final Arbitration Management Conference, each party will provide the other with copies of all non-privileged documents in their possession or control which they intend to introduce as exhibits at the hearing or on which they rely to support their positions.
5.2 Interrogatories, Requests to Produce, and Requests to Admit are written methods that the parties may use to learn about the other party’s case. These discovery methods will be allowed in the manner permitted under California Arbitration Act, Calif. Code of Civil Proc. § 1283.05.
5.3 The arbitrator may rule on pre-hearing disputes and hold such pre-hearing conferences by telephone or in person as he or she may determine. Either party may make motions to dismiss, for summary judgment and/or for summary adjudication of issues.
5.4 Either party may submit, or the arbitrator may order either or both parties to submit, a brief before the arbitration hearing. Either party, at its own expense, may arrange for a court reporter to provide a stenographic record of proceedings at the hearing. The arbitrator will apply the substantive law and the law of remedies of the State of California or the United States, as applicable to the Claims.
5.5 After the end of the arbitration hearing, either party may file a post-hearing brief within a time set by the arbitrator.
5.6 The arbitrator shall issue a written award, which shall include a statement of the essential findings and conclusions on which the award is based. The award will be final and binding on the parties to the arbitration. The arbitrator’s award may be reviewed by a court of competent jurisdiction.
Arbitration Costs: the Company will pay the costs of arbitration, including reasonable fees imposed by the AAA and the arbitrator. I will be responsible for the costs of discovery initiated by me or on my behalf, any depositions noticed by me or on my behalf, expert witnesses retained by me or on my behalf and for any out-of-pocket expenses incurred by me or on my behalf.
Legal Representation: In any arbitration under this Agreement, both the Company and I may be represented by legal counsel of our own choosing. Each of us will be responsible for the fees of our own counsel, provided that an arbitrator may award attorneys’ fees to the prevailing party under any applicable statute or written agreement to the same extent that attorneys’ fees could be awarded in standard civil litigation. This provision for the award of attorneys’ fees is subject to the provisions of the Employment Agreement requiring Mediation before Arbitration.

Integrated Agreement; Amendment: This Agreement contains the final and complete expression and understanding between the Company and me with respect to the subjects covered hereby. This Agreement cannot be amended or modified except in writing, signed by an authorized representative of Kreido Biofuels, Inc. and by me.
Severability: If any provision of this Agreement is held invalid, in whole or part, such invalidity will not affect the remainder of such provision or the remaining provisions of this Agreement.
Headings: The headings in this Agreement are inserted for convenience only and do not affect the meaning or interpretation of this Agreement or any provision hereof.
Successors and Assigns: This Agreement will be binding upon, and inure to the benefit of, the Company, me and our respective heirs, executors, administrators, representatives, successors and assigns.
Governing Law: I acknowledge that the Company is engaged in interstate commerce and that this Agreement is covered by the provisions of the Federal Arbitration Act. This Agreement is to be construed, and the rights and obligations of the parties hereunder determined, in accordance with the laws of the United States and the State of California.
IMPORTANT
I agree that I have been given a reasonable opportunity to read this Agreement carefully, I have read it, understand it and I am signing it voluntarily. I have not been promised anything for signing it that is not described in this Arbitration Agreement and the Employment Agreement. The Company encourages me to discuss this Agreement with my legal advisor if I wish before signing it.
In Witness Whereof, Kreido and Executive have executed this Agreement this 23 day of April, 2009 (the “Execution Date”).

KREIDO BIOFUELS, INC.			EXECUTIVE:

By:	/s/ Betsy Wood Knapp		/s/ John M. Philpott
	Name:	Betsy Wood Knapp	John M. Philpott
	Title:	Chair of the Board